Exhibit 99.1

Ocean Power Technologies Expands Commercial Team With Southern Europe-Based Representative

MONROE TOWNSHIP, N.J., November 23, 2020 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, today announced that Jorge Franco has joined the Company as Regional Sales Representative based in Spain. Reporting to OPT Vice President, Global Sales Jeff Wiener, Mr. Franco will concentrate on opportunities in Southern Europe.

“Southern Europe offers opportunities for OPT’s offshore power and communications solutions, particularly in the oil and gas industry,” said George H. Kirby, President and Chief Executive Officer of OPT. “Jorge has significant relationships within leading companies operating in the region, and we believe his experience will be beneficial to serving OPT’s existing and prospective customers. We are excited to have him represent our solutions.”

Mr. Franco was most recently Global Account Vice President for Halliburton servicing the ENI and REPSOL accounts. He has more than 20 years of experience in multinational technical companies selling products and services for offshore operations in Venezuela, Italy, Argentina, Mexico, West Africa, and Southeast Asia to improve customers’ productivity. Mr. Franco holds a Civil Engineering degree from Argentina’s Universidad Nacional del Sur and a Petroleum Engineering post-graduate certification from the University of Tulsa.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective ocean energy solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com